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As filed with the Securities and Exchange Commission on May 24, 2005

Registration No. 333-123219

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 3
to
Form S-1
Registration Statement Under the Securities Act of 1933

TransMontaigne Partners L.P.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	4610 (Primary Standard Industrial Classification Code Number)	34-2037221 (I.R.S. Employer Identification No.)
1670 Broadway, Suite 3100 Denver, Colorado 80202 (303) 626-8200 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Donald H. Anderson
Chief Executive Officer
TransMontaigne GP L.L.C.
1670 Broadway, Suite 3100
Denver, Colorado 80202
(303) 626-8200
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:
Joshua Davidson Gerald M. Spedale Baker Botts L.L.P. One Shell Plaza, 910 Louisiana Houston, Texas 77002 (713) 229-1234	Thomas P. Mason Vinson & Elkins L.L.P. 1001 Fannin, Suite 2300 Houston, Texas 77002 (713) 758-2222

Approximate date of commencement of proposed sale to the public:
As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the "Securities Act"), please check the following box.    / /

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    / /

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    / /

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    / /

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    / /

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Part II
Information not required in the prospectus

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Set forth below are the expenses (other than underwriting discounts and commissions) expected to be incurred in connection with the issuance and distribution of the securities registered hereby. With the exception of the Securities and Exchange Commission registration fee, the NASD filing fee and the NYSE filing fee, the amounts set forth below are estimates.

SEC registration fee	$12,391
NASD filing fee	11,028
NYSE listing fee	150,000
Printing and engraving expenses	765,000
Fees and expenses of legal counsel	1,600,000
Accounting fees and expenses	350,000
Transfer agent and registrar fees	5,000
Miscellaneous	306,581

Total	$3,200,000

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The section of the prospectus entitled "The partnership agreement—Indemnification" discloses that we will generally indemnify officers, directors and affiliates of the general partner to the fullest extent permitted by the law against all losses, claims, damages or similar events and is incorporated herein by this reference. Reference is also made to Section 10(a) of the Underwriting Agreement to be filed as an exhibit to this registration statement in which TransMontaigne Inc. will agree to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, and to contribute to payments that may be required to be made in respect of these liabilities. Subject to any terms, conditions or restrictions set forth in the partnership agreement, Section 17-108 of the Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other persons from and against all claims and demands whatsoever.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

On February 23, 2005, in connection with the formation of the partnership, TransMontaigne Partners L.P. issued to (i) TransMontaigne GP L.L.C. the 2% general partner interest in the partnership for $20 and (ii) to TransMontaigne Product Services Inc. the 98% limited partner interest in the partnership for $980 in an offering exempt from registration under Section 4(2) of the Securities Act.

In connection with the closing of this offering, TransMontaigne Partners L.P. expects to issue 450,000 subordinated units to an affiliate of Morgan Stanley Capital Group, Inc. at a cash purchase price equal to the initial public offering price for TransMontaigne Partners L.P.'s common units, less 17.5%. There will be no underwriters involved in this sale. The issuance of the subordinated units described above is expected to be exempt from registration under Section 4(2) of the Securities Act.

There have been no other sales of unregistered securities within the past three years.

ITEM 16. EXHIBITS

The following documents are filed as exhibits to this registration statement:

Exhibit Number		Description

1.1	*	—	Form of Underwriting Agreement
3.1	**	—	Certificate of Limited Partnership of TransMontaigne Partners L.P.
3.2	**	—	Form of First Amended and Restated Agreement of Limited Partnership of TransMontaigne Partners L.P. (included as Appendix A to the Prospectus)
5.1	**	—	Opinion of Baker Botts L.L.P. as to the legality of the securities being registered
8.1	**	—	Opinion of Baker Botts L.L.P. relating to tax matters
10.1	**	—
Senior Secured Credit Facility dated as of May 9, 2005 among TransMontaigne Operating Company L.P., each of the financial institutions party thereto, Bank of America, N.A. and JPMorgan Chase Bank, N.A., as Syndication Agents, BNP Paribas and Société Générale, as Documentation Agents, and Wachovia Bank, National Association, as Administrative Agent.
10.2	**	—	Form of Contribution, Conveyance and Assumption Agreement
10.3	**	—	Form of Omnibus Agreement
10.4	**	—	Form of Terminaling Services Agreement
10.5	**	—	Form of TransMontaigne GP L.L.C. Long-Term Incentive Plan
10.6	*	—	Form of Subordinated Unit Purchase Agreement by and between TransMontaigne Partners L.P. and MSDW Bondbook Ventures Inc.
10.7	*	—	Form of Registration Rights Agreement by and between TransMontaigne Partners L.P. and MSDW Bondbook Ventures Inc.
10.8	*	—	Form of TransMontaigne Services Inc. Long-Term Incentive Plan Employee Restricted Unit Agreement
10.9	*	—	Form of TransMontaigne Services Inc. Long-Term Incentive Plan Non-Employee Director Restricted Unit Agreement
21.1	**	—	List of Subsidiaries of TransMontaigne Partners L.P.
23.1	**	—	Consent of KPMG LLP
23.2	**	—	Consent of KPMG LLP
23.3	**	—	Consent of KPMG LLP
23.4	**	—	Consent of Baker Botts L.L.P. (contained in Exhibit 5.1)
23.5	**	—	Consent of Baker Botts L.L.P. (contained in Exhibit 8.1)
24.1	**	—	Powers of Attorney (contained on signature page)
99.1	**	—	Consent of Director Nominee

99.2	**	—	Consent of Director Nominee
99.3	**	—	Consent of Director Nominee
99.4	**	—	Consent of Director Nominee

*
Filed herewith.

**
Previously filed.

ITEM 17. UNDERTAKINGS

The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction of the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1)    For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)    For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on May 24, 2005.

TRANSMONTAIGNE PARTNERS L.P.
By:	TransMontaigne GP L.L.C., its General Partner
By:	/s/ DONALD H. ANDERSON Donald H. Anderson Chairman of the Board and Chief Executive Officer,

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on May 24, 2005.

Signature	Title
/s/ DONALD H. ANDERSON	President, Chief Executive Officer, Chief Operating Officer, Vice Chairman and Director (Principal Executive Officer)
/s/ WILLIAM S. DICKEY	Executive Vice President, Chief Operating Officer and Director
/s/ RANDALL J. LARSON	Executive Vice President, Chief Financial Officer, Chief Accounting Officer and Director (Principal Financial and Accounting Officer)

Exhibit index

Exhibit Number		Description

1.1	*	—	Form of Underwriting Agreement
3.1	**	—	Certificate of Limited Partnership of TransMontaigne Partners L.P.
3.2	**	—	Form of First Amended and Restated Agreement of Limited Partnership of TransMontaigne Partners L.P. (included as Appendix A to the Prospectus)
5.1	**	—	Opinion of Baker Botts L.L.P. as to the legality of the securities being registered
8.1	**	—	Opinion of Baker Botts L.L.P. relating to tax matters
10.1	**	—
Senior Secured Credit Facility dated as of May 9, 2005 among TransMontaigne Operating Company L.P., each of the financial institutions party thereto, Bank of America, N.A. and JPMorgan Chase Bank, N.A., as Syndication Agents, BNP Paribas and Société Générale, as Documentation Agents, and Wachovia Bank, National Association, as Administrative Agent.
10.2	**	—	Form of Contribution, Conveyance and Assumption Agreement
10.3	**	—	Form of Omnibus Agreement
10.4	**	—	Form of Terminaling Services Agreement
10.5	**	—	Form of TransMontaigne GP L.L.C. Long-Term Incentive Plan
10.6	*	—	Form of Subordinated Unit Purchase Agreement by and between TransMontaigne Partners L.P. and MSDW Bondbook Ventures Inc.
10.7	*	—	Form of Registration Rights Agreement by and between TransMontaigne Partners L.P. and MSDW Bondbook Ventures Inc.
10.8	*	—	Form of TransMontaigne Services Inc. Long-Term Incentive Plan Employee Restricted Unit Agreement
10.9	*	—	Form of TransMontaigne Services Inc. Long-Term Incentive Plan Non-Employee Director Restricted Unit Agreement
21.1	**	—	List of Subsidiaries of TransMontaigne Partners L.P.
23.1	**	—	Consent of KPMG LLP
23.2	**	—	Consent of KPMG LLP
23.3	**	—	Consent of KPMG LLP
23.4	**	—	Consent of Baker Botts L.L.P. (contained in Exhibit 5.1)
23.5	**	—	Consent of Baker Botts L.L.P. (contained in Exhibit 8.1)
24.1	**	—	Powers of Attorney (contained on signature page)
99.1	**	—	Consent of Director Nominee
99.2	**	—	Consent of Director Nominee
99.3	**	—	Consent of Director Nominee
99.4	**	—	Consent of Director Nominee

*
Filed herewith.

**
Previously filed.

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Part II Information not required in the prospectus
ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.
ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.
ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.
ITEM 16. EXHIBITS
ITEM 17. UNDERTAKINGS
Signatures
Exhibit index